SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2006

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Employment Offer Letter with Dennis Haines

On October 11, 2006, Environmental Power Corporation (the “Company”) entered into an offer letter with Dennis Haines (the “Offer Letter”) regarding Mr. Haines’ employment as Vice President and General Counsel of the Company. The Offer Letter provides for the following principal terms:

•	An annual salary of $210,000.

•	Subject to the approval of the Compensation Committee of the Company’s Board of Directors, the grant of one or more non-statutory stock options (the “Options”) to purchase an aggregate of 100,000 shares of the Company’s common stock, vesting in three installments of 25,000 shares each on the six, 12 and 24 month anniversaries of Mr. Haines’ hire date, and with respect to an additional 25,000 shares in the event that the closing price of the Company’s common stock equals or exceeds $10.00 per share on or before December 31, 2007. The Options will have an exercise equal to the fair market value of the Company’s common stock on the date of grant. Mr. Haines will be eligible for future awards under equity compensation plans adopted by the Company from time to time for which senior executives are generally eligible, with the level, terms and conditions of such participation determined by the Company’s Board of Directors in its sole discretion.

•	Eligibility to participate at the same level as other executives reporting directly to the chief executive officer of the Company in any bonus plan adopted by the Company from time to time, subject to the terms of any such plan.

•	The following benefits, as well as such other medical, dental, retirement and other benefits as are made available from time to time to other senior executives of the Company:

•	An automobile allowance not to exceed $750.00 per month;

•	Reimbursement for long-term disability and life insurance coverage premiums paid by Mr. Haines, in an amount not to exceed $5,000.00 per year; and

•	Reimbursement for the costs of continuing legal education, professional license fees and membership in a professional organization, up to a maximum of $1,750.00 annually.

The Offer Letter further provides that, notwithstanding the fact that Mr. Haines will be an employee-at-will, he will be entitled severance equal to 12 months of his then current base salary if he is terminated as a result of job elimination or termination without cause, and not as a result of discharge for cause, retirement, disability, death or voluntary resignation, with such severance payable in a lump sum upon termination. In addition to severance, Mr. Haines will also be entitled to reimbursement for 12 months of continued medical coverage.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1      Employment Offer Letter, dated October 11, 2006, between the Company and Dennis Haines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Richard E. Kessel
Richard E. Kessel
President and Chief Executive Officer

Dated: October 16, 2006

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